Aston Funds (formerly known as ABN AMRO Funds)
EXHIBIT TO ITEM 77O

Transactions Effected Pursuant To Rule 10f-3

OFFERING
Chesapeake Energy 7.625 7/13
PARTICIPATING FUND(S)
ABN AMRO High Yield Bond Fund
DATE OF OFFERING
6/27/06
UNDERWRITER FROM WHOM PURCHASED
Bank of America
AFFILIATED UNDERWRITER
ABN AMRO Inc.
OTHER UNDERWRITER SYNDICATE MEMBERS
Deutsche Bank, Goldman Sachs, Lehman Brothers, Royal Bank of Scotland, Wachovia Bank, Barclays, BMO Nesbitt Burns
AGGREGATE PURCHASE AMOUNT
$2,000,000
AGGREGATE OFFERING SIZE
$500,000,000
PURCHASE PRICE
$98.266
COMMISSION OR SPREAD
1.25%


OFFERING
El Paso Unsecured Performance Linked Note
PARTICIPATING FUND(S)
ABN AMRO High Yield Bond Fund
DATE OF OFFERING
7/12/06
UNDERWRITER FROM WHOM PURCHASED
Deutsche Bank
AFFILIATED UNDERWRITER
ABN AMRO Inc.
OTHER UNDERWRITER SYNDICATE MEMBERS
Credit Suisse, JP Morgan, Royal Bank of Scotland, Scotia McLeod,
Societe Generale
AGGREGATE PURCHASE AMOUNT
$2,000,000
AGGREGATE OFFERING SIZE
$500,000,000
PURCHASE PRICE
$100
COMMISSION OR SPREAD
1.50%


OFFERING
Verso Paper FRN 8/14 Verso 9.125 fixed
PARTICIPATING FUND(S)
ABN AMRO High Yield Bond Fund
DATE OF OFFERING
7/26/06
UNDERWRITER FROM WHOM PURCHASED
Credit Suisse
AFFILIATED UNDERWRITER
ABN AMRO Inc.
OTHER UNDERWRITER SYNDICATE MEMBERS
Lehman Brothers, Citibank, Bank of America, Fifth Third
AGGREGATE PURCHASE AMOUNT
$2,000,000
AGGREGATE OFFERING SIZE
$900,000,000
PURCHASE PRICE
$100
COMMISSION OR SPREAD
1.75%



OFFERING
NXP BV
PARTICIPATING FUND(S)
ABN AMRO High Yield Bond Fund
DATE OF OFFERING
10/05/2006
UNDERWRITER FROM WHOM PURCHASED
Morgan Stanley
AFFILIATED UNDERWRITER
ABN AMRO Inc.
OTHER UNDERWRITER SYNDICATE MEMBERS
Deutsche Bank, Merrill Lynch, Bank of America, HSBC, BNP
AGGREGATE PURCHASE AMOUNT
$3,000,000.00
AGGREGATE OFFERING SIZE
$1.026 Billion
PURCHASE PRICE
$100.00
COMMISSION OR SPREAD
1.75%